Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the [            ] day of [            ], 2009 (the “Date of Grant”), between Bayview Mortgage Capital, Inc., a Maryland corporation (hereinafter called the “Company”), and [            ] (hereinafter called the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the 2009 Non-Executive Director and Officer Incentive Plan for Bayview Mortgage Capital, Inc. (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein to certain Participants who have performed or are expected to perform services for the Company with the Company’s manager or otherwise for the Company [or, if an independent director, for the Company] pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Participant has been designated by the Company to receive the restricted stock award provided for herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Grant of the Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a restricted stock award (the “Restricted Stock Award”) consisting of [         (    )] Shares (hereinafter called the “Restricted Shares”). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.    Vesting.

(a)  Subject to the Participant’s continued service to the Company with the Company’s manager, Bayview Fund Management, LLC or its Affiliates, or otherwise [or, if an independent director, with the Company,] the Restricted Shares shall vest and become nonforfeitable as follows:

[insert vesting schedule]

Notwithstanding the foregoing, in the event the above vesting schedule and any tax withholding requirements results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

(b)  Except as set forth in Section 2(d), if the Participant’s service to the Company with the Company’s manager or its Affiliates or otherwise [or, if an independent director, with the Company] terminates or is terminated [for any reason], the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration.

(c)  Notwithstanding any other provision of this Agreement to the contrary, in the event a Change in Control occurs, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested, subject to Section 10(b) of the Plan.

(d)  Notwithstanding any other provision of this Agreement to the contrary, in the event of the death [or permanent disability] of Participant during the Participant’s service to the Company with the Company’s manager or its Affiliates or otherwise, [or, if an independent director, with the Company,] all unvested Restricted Shares shall immediately vest and the right of any individual, trust or estate, by will or the laws of descent and distribution, will succeed to the rights and obligations of the Participant under this Agreement.

3.    Book-Entry Procedures; Certificates. Unvested Shares shall not be certificated and shall be held in book-entry form with the Company’s transfer agent. Vested Shares may be may be held in book-entry form unless the Participant requests the issuance of a stock certificate evidencing the vested Shares. The Participant’s ownership of the Shares shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof. No certificates shall be issued for fractional Shares.

4.    Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. The Participant shall be entitled to receive dividends on the Restricted Shares granted hereunder, subject to forfeiture, so long as the Participant remains employed by the Company’s manager or its Affiliates.

5.    Legends. The Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.    No Right to Continued Employment. The granting of the Restricted Shares evidenced by this Agreement shall impose no right upon the Participant to continue in the employ or service of the Company with the Company’s manager or otherwise [or, if an independent director, of the Company] and shall not lessen or affect the Company’s or the Company’s manager’s [or, if an independent director, the Company’s] right to terminate the employ or service of the Participant at any time.

7.    Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (other than by the laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

8.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Board, the Participant may satisfy, in whole or in part, the foregoing withholding liability by payment of cash, by delivery of Shares held by the Participant (which are not subject to any pledge or other security interest and which have been vested and held by the Participant for no less than six months (or such other period as established from time to time by the Board or United States generally accepted accounting principles)) or by having the Company withhold from the number of Restricted Shares otherwise deliverable to the Participant hereunder Restricted Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.

9.    Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Board may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.    Choice of Law; Waiver of Jury Trial; Attorneys’ Fees.

(a)  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

(b)  EACH PARTY HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(c)  In the event of a dispute with reference to this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs incurred in resolving such dispute at all levels, including appeals.

12.    Restricted Stock Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the prospectus for the Plan. The Restricted Stock Award and the Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Entire Agreement. This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Any modification, amendment or waiver to this Agreement will be effective only if it is in writing signed by the Company and the Participant. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BAYVIEW MORTGAGE CAPITAL, INC.

By:

Name:

Title:

Agreed and acknowledged as of the date first written above:

By:

Name:

Title: